                                                                    EXHIBIT 11.1

                               LIGHTBRIDGE, INC.

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                  THREE MONTHS              SIX MONTHS
                             YEARS ENDED SEPTEMBER 30,         ENDED DECEMBER 31,         ENDED JUNE 30,
                          ----------------------------------  ----------------------  -----------------------
                            1993        1994        1995         1994        1995        1995         1996
                          ---------  ----------  -----------  ----------  ----------  -----------  ----------
PRO-FORMA:
 Weighted Average Number
  of Common and Common
  Equivalent Shares
  Outstanding:
 Common Stock...........                           6,508,424   6,507,846   6,509,214    6,508,319   6,422,537
 Assumed Conversion of
  Preferred Stock.......                           5,247,324   5,247,324   5,247,324    5,247,324   5,247,324
 Common Equivalent
  Shares Resulting from
  stock options and
  warrants (treasury
  stock method).........                                 --      480,753     499,314          --    1,218,222
 SAB 83 Shares (treasury
  stock method).........                             858,747     858,747     858,747      858,747     858,747
                                                 -----------  ----------  ----------  -----------  ----------
 Total..................                          12,614,495  13,094,670  13,114,599   12,614,390  13,746,830
                                                 ===========  ==========  ==========  ===========  ==========
 Net Income (Loss) Ap-
  plicable to Common
  Stock.................                         $(2,432,914) $  411,723  $   72,205  $(1,735,842) $  302,500
                                                 ===========  ==========  ==========  ===========  ==========
 Pro-Forma Income (Loss)
  per Common Share......                         $     (0.19) $     0.03  $     0.01  $     (0.14) $     0.02
                                                 ===========  ==========  ==========  ===========  ==========
PRIMARY:
 Weighted Average Number
  of Common and Common
  Equivalent Shares
  Outstanding:
 Common Stock...........  5,666,400   6,493,091    6,508,424   6,507,846   6,509,214    6,508,319   6,422,537
 Common Equivalent
  Shares Resulting from
  stock options and
  warrants (treasury
  stock method).........        --      397,081          --      480,753     499,314          --    1,218,222
 SAB 83 Shares (treasury
  stock method).........    858,747     858,747      858,747     858,747     858,747      858,747     858,747
                          ---------  ----------  -----------  ----------  ----------  -----------  ----------
 Total..................  6,525,147   7,748,919    7,367,171   7,847,346   7,867,275    7,367,066   8,499,506
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
 Net Income (Loss)......  $(125,423) $  950,272  $(2,432,914) $  411,723  $   72,205  $(1,735,842) $  302,500
 Dividends Accreted on
  Preferred Stock.......   (150,421)   (182,544)    (182,544)    (45,635)    (45,635)     (91,270)    (91,270)
                          ---------  ----------  -----------  ----------  ----------  -----------  ----------
 Net Income (Loss)
  Applicable to Common
  Stock.................  $(275,844) $  767,728  $(2,615,458) $  366,088  $   26,570  $(1,827,112) $  211,230
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
 Primary Income per Com-
  mon Share.............  $   (0.04) $     0.10  $     (0.36) $     0.05  $     0.00  $     (0.25) $     0.02
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
FULLY DILUTED:
 Weighted Average Number
  of Common and Common
  Equivalent Shares
  Outstanding:
 Common Stock...........  5,666,400   6,493,091    6,508,424   6,507,846   6,509,214    6,508,319   6,422,537
 Assumed Conversion of
  Preferred Stock.......  2,910,621   3,243,326    3,243,326   3,243,326   3,243,326    3,243,326   4,213,924
 Common Equivalent
  Shares Resulting from
  stock options and
  warrants (treasury
  stock method).........        --      464,201          --      480,753     499,314          --    1,465,817
 SAB 83 Shares (treasury
  stock method).........    858,747     858,747      858,747     858,747     858,747      858,747     858,747
                          ---------  ----------  -----------  ----------  ----------  -----------  ----------
 Total..................  9,435,768  11,059,365   10,610,497  11,090,672  11,110,601   10,610,392  12,961,025
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
 Net Income (Loss) Ap-
  plicable to Common
  Stock.................  $(125,423) $  950,272  $(2,432,914) $  411,723  $   72,205  $(1,735,842) $  302,500
                          =========  ==========  ===========  ==========  ==========  ===========  ==========
 Fully Diluted Income
  (Loss) per Common
  Share.................  $   (0.01) $     0.09  $     (0.23) $     0.04  $     0.01  $     (0.16) $     0.02
                          =========  ==========  ===========  ==========  ==========  ===========  ==========